EXHIBIT 99.1
NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438         kathy.liebmann@la-z-boy.com

LA-Z-BOY ANNOUNCES COVID-19 ACTION PLAN

MONROE, Mich., March 29, 2020-La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced its response to the COVID-19 crisis. The company is taking the following actions based on its on-going assessment of the accelerating spread of the coronavirus and to ensure the well-being of its employees and their families, its customers and the communities where it operates:

•	Temporary closure of its U.S. manufacturing facilities, effective immediately, to be re-evaluated on April 13, 2020

•	Temporary closure of all company-owned La-Z-Boy Furniture Galleries® stores is in process, with 130 of 155 stores currently closed

•	Temporary closure of its Regional Distribution Centers once in-process orders are delivered

During this time, the company remains committed to serving its customers at La-Z-Boy.com and Joybird.com. Customers may still place orders which will be delivered when operations resume.

In light of these temporary closures, the company is taking the following measured actions to facilitate a strong ramp up once it resumes operations:

•	The furlough of approximately 6,800 employees, or approximately 70% of its global workforce

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A salary reduction of 50% for senior management and 25% for salaried employees until further notice; additionally, the board of directors will forego the cash portion of its compensation until further notice

•	A freeze of the company’s 401(k) match

•	Elimination of all non-essential operating expenses and capital expenditures

•	Elimination of the June quarterly dividend and termination of the share repurchase program indefinitely to prioritize near-term financial flexibility

In addition to almost $200 million in cash, cash equivalents, restricted cash, and investments on hand, to strengthen its financial position and preserve liquidity, the company has proactively drawn $75 million under its $150 million revolving credit facility.

Kurt L. Darrow, Chairman, President and Chief Executive Officer, of La-Z-Boy Incorporated, said: "As we move through this unprecedented global pandemic, keeping our employees, customers and the communities in which we operate safe and healthy is of paramount importance. Throughout this period, La-Z-Boy has followed all government regulations and recommendations and implemented best-practice health and safety protocols. At this time, the company is not aware of any confirmed coronavirus cases across the enterprise and will continue our efforts to keep facilities clean and safe. However, our leadership team has determined that more significant measures are necessary to protect the health and safety of our employees, and to assist in the national effort to combat the spread of COVID-19. We will continue to assess the evolving situation to determine the cadence to re-start operations and open stores. During this challenging time, we will focus on managing our business to preserve cash and to ensure the continued liquidity of the company.

“While the decisions made were extremely difficult and we deeply regret the impact they will have on those affected and their families, they are deemed necessary as we face one of the most challenging periods in our history. Moving forward, with a strong financial foundation, the powerful La-Z-Boy brand, and our dedicated and hard-working people, I am confident the company will weather this storm. Although the path forward will likely be complex and unpredictable, we expect to return to full operations when the crisis lifts, and emerge with strength,” Darrow concluded.

The company plans to report its fiscal 2020 fourth-quarter and full-year results in the second half of June, and will update the investment community with more details on its various initiatives at that time. Until that time, the company undertakes no obligation to update the investment community.

La-Z-Boy remains committed to paying dividends over the long-term and will seek to resume dividends as business conditions improve. Likewise, the company will reinstate share repurchases when it deems appropriate.

Forward-looking Information
This news release contains, and oral statements made from time to time by representatives of La‑Z‑Boy may contain, “forward-looking statements.” With respect to all forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.
Actual results could differ materially from those we anticipate or project due to a number of factors, including, but not limited to, potential risks and uncertainties relating to the duration, severity and geographic spread of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to mitigate its impact, the potential negative impact of COVID-19 on the global economy, consumer demand and our supply chain, and the impact of COVID-19 on the Company's financial condition, business operations and liquidity. Other factors include: (a) changes in consumer confidence and demographics; (b) the possibility of a recession; (c) changes in the real estate and credit markets and their effects on our customers, consumers and suppliers; (d) international political unrest, terrorism or war; (e) volatility in energy and other commodities prices; (f) the impact of logistics on imports and exports; (g) tax rate, interest rate, and currency exchange rate changes; (h) changes in the stock market impacting our profitability and our effective tax rate; (i) operating factors, such as supply, labor or distribution disruptions (e.g. port strikes); (j) changes in legislation, including the tax code, or changes in the domestic or international regulatory environment or trade policies, including new or increased duties, tariffs, retaliatory tariffs, trade limitations and termination or renegotiation of bilateral and multilateral trade agreements impacting our business; (k) adoption of new accounting principles; (l) fires, severe weather or other natural events such as hurricanes, earthquakes, flooding, tornadoes and tsunamis; (m) our ability to procure, transport or import, or material increases to the cost of transporting or importing, fabric rolls, leather hides or cut-and-sewn fabric and leather sets domestically or abroad; (n) information technology conversions or system failures and our ability to recover from a system failure; (o) effects of our brand awareness and marketing programs; (p) the discovery of defects in our products resulting in delays in manufacturing, recall campaigns, reputational damage, or increased warranty costs; (q) litigation arising out of alleged defects in our products; (r) unusual or significant litigation; (s) our ability to locate new La-Z-Boy Furniture Galleries® stores (or store owners) and negotiate favorable lease terms for new or existing locations; (t) the ability to increase volume through our e-commerce initiatives; (u) the impact of potential goodwill or intangible asset impairments; and (v) those matters discussed in Item 1A of our fiscal 2019 Annual Report on Form 10-K and other factors identified from time to time in our reports filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to update or revise any forward-looking statements, whether to reflect new information or new developments or for any other reason.
Additional Information
This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.
Background Information
La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Upholstery segment companies are England and La-Z-Boy. The Casegoods segment consists of three brands: American Drew®, Hammary®, and Kincaid®. The company-owned Retail segment includes 155 of the 355 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 355 stand-alone La-Z-Boy Furniture Galleries® stores and 559 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.

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